                                                                    Exhibit 10.2

                      AMENDMENT NO. 1 TO ADVISORY AGREEMENT


THIS AMENDMENT NO. 1 (the "Amendment"), dated as of September 2, 2008, to the Amended and Restated Advisory Agreement of Corporate Property Associates 14 Incorporated (the "Company"), is between the Company and Carey Asset Management Corp. (the "Advisor").

                                   WITNESSETH:

WHEREAS, the Company and the Advisor are parties to the Amended and Restated Advisory Agreement of the Company, dated as of September 30, 2007 as amended, extended or supplemented from time to time (the "Advisory Agreement");

WHEREAS, W.P. Carey & Co. B.V., a Netherlands company (the "Manager"), has been formed and has established an office in The Netherlands for the purpose of providing asset management and related services with respect to real properties and other real estate-related assets located outside the United States;

WHEREAS, the Company desires to retain the services of the Manager with respect to the Company's real properties and real estate-related assets located outside the United States;

WHEREAS, on the date hereof, the Company is entering into a management agreement with the Manager; and

WHEREAS, in order to give effect to the new management agreement, it is necessary for the Company and the Advisor to amend the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Company and the Advisor agree as follows:

1.   Definitions.  (a)   The following  defined terms in the Advisory  Agreement
     shall be amended and restated in their entirety to read as follows:

          "2%/25% Guidelines." The requirement, as provided in Section 13 hereof, that, in any 12-month period ending on the last day of any fiscal quarter, Operating Expenses under this Agreement and the Management Agreement not exceed the greater of two percent of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Adjusted Net Income over the same 12-month period.

          "Operating Expenses." All operating, general and administrative expenses paid or incurred by the Company, as determined under GAAP, except the following (insofar as they would otherwise be considered operating, general and administrative expenses under GAAP): (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including Organization and Offering Expenses, printing, engraving, and other expenses, and taxes incurred in connection with the issuance and distribution of the Company's Shares and Securities; (iv) Acquisition Expenses, real estate commissions on resale of real estate interests and other expenses connected with the acquisition, disposition, origination, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) Acquisition Fees; (vi) Subordinated Disposition Fees payable under this Agreement and the corresponding fees payable to the Manager under the Management Agreement or to any other party; (vii) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts; (viii) Termination Fees; (ix) Subordinated Incentive Fees; (x) Asset Management Fees payable under this Agreement and the corresponding fees payable under the Management Agreement and (xi) Loan Refinancing Fees payable under this Agreement and the corresponding fees payable under the Management Agreement.



     (b)  The following definitions are hereby added to the Advisory Agreement:

          "MANAGER."  W.P. Carey & Co. B.V., a Netherlands company.

          "MANAGEMENT AGREEMENT." The Asset Management Agreement, dated as of September 2, 2008, between the Company and the Manager, as the same may be amended from time to time.

2.   Duties of the Advisor.

     (a) The Company and the Advisor acknowledge and agree that, pursuant to the Management Agreement, the Manager will have the day-to-day responsibility to provide asset management and disposition services to the Company with respect to Properties located outside the United States and Loans secured by collateral located outside the United States.

     (b) The following shall be added as a new subsection (v) in Section 3 of the Advisory Agreement:

               "(v) Monitor the performance by the Manager of its duties under the Management Agreement."

3. AUTHORITY OF ADVISOR. The Advisor and the Company acknowledge and agree that, for so long as the Manager adequately performs its obligation under the Management Agreement, the Manager shall have the day-to-day authority to provide the asset management and disposition services contemplated by the Management Agreement with respect to non-U.S. Properties and Loans and the Advisor shall not have such authority. However, if for any reason the Manager is unable or unwilling to perform, or fails to perform, its obligations under the Management Agreement, the Advisor shall be authorized to perform such obligations.

4.   Fees.

     (a) During the term of the Management Agreement, no Asset Management Fees shall be paid to the Advisor under Section 9(a) of the Advisory Agreement with respect to Properties located outside the United States and Loans secured by collateral outside the United States.

     (b) During the term of the Management Agreement, no Subordinated Disposition Fees shall be paid to the Advisor under Section 9(g) of the Advisory Agreement with respect to Properties located outside the United States and Loans secured by collateral outside the United States.

5. EXPENSES. During the term of the Management Agreement, the Company shall have no obligation to reimburse the Advisor under Section 10 of the Advisory Agreement for any expenses related to the management and disposition of Properties located outside the United States and Loans secured by collateral outside the United States.

6.   LIMITATION ON EXPENSES.

     (a) Subsection 13(a) of the Advisory Agreement shall be amended and restated in its entirety as follows:

               (a) If the aggregate Operating Expenses of the Company under this Agreement and the Management Agreement during the 12-month period ending on the last day of any fiscal quarter of the Company exceed the greater of (i) two percent of the Average Invested Assets during the same 12-month period or (ii) 25% of the Adjusted Net Income of the Company during the same 12-month period, then subject to paragraph (b) of this Section 13, such excess amount shall be the sole responsibility of the Advisor and the Company shall not be liable for payment therefor.

     (b) Subsection 13(c) of the Advisory Agreement shall be amended and restated in its entirety as follows:

               (c) Within 60 days after the end of any twelve-month period referred to in paragraph (a), the Advisor shall reimburse the Company for any amounts expended by the Company in such twelve-month period that exceeds the limitations provided in paragraph (a) unless the Independent Directors determine that such excess expenses are justified, as provided in paragraph (b), and provided the aggregate Operating Expenses under this Agreement and the Management Agreement for such later quarter would not thereby exceed the Two Percent/25% Guidelines. To the extent the Company is reimbursed for such excess expenses by the Manager, the Company shall not also be entitled to reimbursement for such excess from the Advisor.


7.   EFFECT OF AMENDMENT.

This Amendment shall be effective and the Advisory Agreement shall be deemed to be modified and amended in accordance herewith upon the receipt by the parties hereto of counterparts hereof executed and delivered on behalf of each of the parties hereto. Except as provided in this Amendment, the Advisory Agreement shall remain in full force and effect in accordance with its terms.

8.   GOVERNING LAW.

THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION.

9.   COUNTERPARTS.

This Amendment may be executed by the parties hereto in separate counterparts (including by means of facsimile), each of which counterparts will for all purposes be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

10.  CAPITALIZED TERMS.

Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Advisory Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.



                                   CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED


                                   By: /s/ Thomas E. Zacharias
                                       -----------------------




                                   CAREY ASSET MANAGEMENT CORP.


                                   By: /s/ Gordon F. DuGan
                                       -------------------